Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the registration statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company (the “Company”), of our report dated February 25, 2004, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is incorporated by reference in the Company’s December 31, 2003 Annual Report on Form 10-K. Our report refers to a change in the method of accounting for goodwill in 2002.

Registration
Statement Number	Form	Description
333-58674	S-3	Wells Fargo Direct Purchase and Dividend Reinvestment Plan
333-47336	S-3	Universal Shelf 2000
333-76330	S-3	Deferred Compensation Plan for Independent Contractors
333-103711	S-3	Universal Shelf 2003
333-105939	S-3	Convertible Debentures
333-68512	S-4	Acquisition Registration Statement
333-83604	S-4/S-8	Tejas Bancshares, Inc.
033-57904	S-4/S-8	Financial Concepts Bancorp, Inc.
333-02485	S-4/S-8	Benson Financial Corporation
333-63247	S-4/S-8	Former Wells Fargo & Company
333-96511	S-4/S-8	Ragen MacKenzie Group Incorporated
333-37862	S-4/S-8	First Security Corporation
333-45384	S-4/S-8	Brenton Banks, Inc.
333-107230	S-4/S-8	Pacific Northwest Bancorp
033-65007	S-8	Stock Direct Purchase Plan
333-12423	S-8	Long-Term Incentive Compensation Plan
333-62877	S-8	Long-Term Incentive Compensation Plan
333-103776	S-8	Long-Term Incentive Compensation Plan
333-09413	S-8	PartnerShares Plan
333-50789	S-8	PartnerShares Plan
333-74655	S-8	PartnerShares Plan
333-103777	S-8	PartnerShares Plan
333-107229	S-8	401(k) Plan
333-105091	S-8	Directors Stock Compensation and Deferral Plan
333-52600	S-8	Wells Fargo Financial Thrift and Profit Sharing Plan
333-54354	S-8	Deferred Compensation Plan
333-101739	S-8	Wells Fargo Stock Purchase Plan

/s/ KPMG LLP
San Francisco, California
March 12, 2004